Exhibit 23



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 5, 1997, included in this Form 10-K for the year ended December 31, 1996 into the Company's previously filed Registration Statement File Nos. 33-13980, 33-13981, 33-32970, 2-79503 and 33-33253.



/s/ Arthur Andersen LLP

Chicago, Illinois
March 19, 1997